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                                                                    EXHIBIT 99.3


                                 AMENDMENT NO. 2
                         TO AGREEMENT AND PLAN OF MERGER

         THIS AMENDMENT NO. 2 to the Agreement and Plan of Merger is made and entered into as of June 9, 2004, by and among PivX Solutions, Inc., a Nevada corporation ("PARENT"), Threat Focus Merger Corp., a California corporation and wholly-owned subsidiary of Parent ("MERGER SUBSIDIARY"), and Threat Focus, Inc., a California corporation (the "COMPANY").

         WHEREAS, Parent, Merger Subsidiary and the Company are parties to that certain Agreement and Plan of Merger dated as of May 28, 2004, as amended by that certain letter agreement dated June 8, 2004 (collectively, the "AGREEMENT");

         WHEREAS, Section 9.2 of the Agreement provides that the Agreement may be amended or modified by the parties at any time with respect to any of the terms contained therein; PROVIDED, HOWEVER, that all such amendments and modifications must be in writing duly executed by all of the parties; and

         WHEREAS, Parent, Merger Subsidiary and the Company desire to amend
Section 1.2 of the Agreement as set forth below.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants, and agreements contained herein, the parties hereto agree to amend the Agreement as follows (the "SECOND AMENDMENT"):

1. Section 1.2 of the Agreement shall be deleted in its entirety and replaced with the following:

                  "1.2 EFFECTIVE TIME. As soon as practicable after each of the conditions set forth in Article 5 and Article 6 has been satisfied or waived, the Company and Merger Subsidiary will file, or cause to be filed, with the Secretary of State of the State of California, an agreement of merger for the Merger in the form attached hereto as
         EXHIBIT 1.2 (the "AGREEMENT OF MERGER"), which Agreement of Merger will be in the form required by and executed in accordance with the applicable provisions of the CGCL. The Merger will become effective as prescribed by law (the "EFFECTIVE TIME")."

2. All of the other provisions of the Agreement shall remain in full force and effect except as previously waived in writing by either party.

                             [Signatures to Follow]


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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to be duly executed as of the day and year first above written.



"PARENT"                                         THE "COMPANY"

PIVX SOLUTIONS, INC.                             THREAT FOCUS, INC.
a Nevada corporation                             a California corporation


By:      /S/ ROBERT N. SHIVELY                   By:   /S/ MARK REMINGTON
     ------------------------------------             ---------------------
      Robert N. Shively, President and                 Mark Remington,
         Chief Executive Officer                       Chief Executive Officer



"MERGER SUBSIDIARY"

THREAT FOCUS MERGER CORP.
a California corporation


By:      /S/ ROBERT N. SHIVELY
     ------------------------------------
      Robert N. Shively, President and
      Chief Executive Officer


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